Exhibit 99.1
SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Financial Statements
December 31, 2005 and 2004
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors
Software Spectrum, Inc.:
We have audited the accompanying combined balance sheets of Software Spectrum, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related combined statements of operations, comprehensive income (loss), business equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Software Spectrum, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Dallas, Texas
June 9, 2006

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Balance Sheets
December 31, 2005 and 2004
(Dollars in thousands)

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$72,709	$105,540
Trade receivables, net	432,350	407,914
Deferred costs	84,481	65,116
Deferred income taxes	3,090	10,163
Other	8,928	8,083

Total current assets	601,558	596,816
Net property, plant, and equipment	5,983	4,206
Other intangibles, net	47,808	55,061
Goodwill	149,903	157,363
Deferred income taxes	14,803	17,446
Other assets, net	15,916	4,895

Total assets	$835,971	$835,787

Liabilities and Business Equity
Current liabilities:
Accounts payable	$421,508	$413,945
Accrued payroll and employee benefits	16,010	13,075
Deferred revenue	67,316	61,296
Due to affiliates, net	1,024	22,774
Income taxes payable to parent	3,655	1,035
Income taxes payable	9,533	12,870
Other	31,862	40,457

Total current liabilities	550,908	565,452

Long-term deferred revenue	10,410	4,188
Other liabilities	7,317	1,428
Business equity:
Owner’s net investment	267,612	262,410
Accumulated other comprehensive income	(276)	2,309

Total business equity	267,336	264,719

Total liabilities and business equity	$835,971	$835,787

See accompanying notes to combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Operations
Years ended December 31, 2005, 2004, and 2003
(Dollars in thousands)

	2005	2004	2003
Revenue	$1,892,774	$1,863,517	$1,923,512
Cost of revenue	1,718,208	1,707,299	1,781,111

Gross profit	174,566	156,218	142,401

Operating expenses:
Selling, general and administrative expenses	138,699	122,078	122,333
Noncash compensation	3,827	1,035	3,251
Depreciation	3,006	3,113	6,914
Amortization	7,504	7,470	7,470
Restructuring charges	269	2,233	13,722

Operating income (loss)	21,261	20,289	(11,289)

Other income (expense):
Interest expense, net	(593)	(765)	(610)
Interest expense affiliates, net	(604)	(3,880)	(1,680)
Other, net (note 12)	(869)	9,716	1,341

Total other income (expense)	(2,066)	5,071	(949)

Income (loss) from continuing operations before income taxes	19,195	25,360	(12,238)
Income tax expense	(16,465)	(13,702)	(2,208)

Income (loss) from continuing operations	2,730	11,658	(14,446)
Loss from discontinued operations	(40)	(645)	(6,562)

Net income (loss)	$2,690	$11,013	$(21,008)

See accompanying notes to combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Comprehensive Income (Loss)
Years ended December 31, 2005, 2004, and 2003
(Dollars in thousands)

	2005	2004	2003
Net income (loss)	$2,690	$11,013	$(21,008)
Other comprehensive income:
Net foreign currency translation adjustments	(2,585)	1,541	(21)

Other comprehensive income, net of taxes	(2,585)	1,541	(21)

Comprehensive income (loss)	$105	$12,554	$(21,029)

See accompanying notes to combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Changes in Business Equity
Years ended December 31, 2005, 2004, and 2003
(Dollars in thousands)

		Accumulated
		other
	Owner’s net	comprehensive
	investment	income	Total
Balances, December 31, 2002	$270,116	$789	$270,905
Net loss	(21,008)	—	(21,008)
Net transfers from Level 3	10	—	10
Equity-based compensation	547	—	547
Net foreign currency translation adjustments	—	(21)	(21)

Balance, December 31, 2003	249,665	768	250,433
Net income	11,013	—	11,013
Net transfers from Level 3	19	—	19
Equity-based compensation	1,713	—	1,713
Net foreign currency translation adjustments	—	1,541	1,541

Balance, December 31, 2004	262,410	2,309	264,719
Net income	2,690	—	2,690
Equity-based compensation	2,512	—	2,512
Net foreign currency translation adjustments	—	(2,585)	(2,585)

Balance, December 31, 2005	$267,612	$(276)	$267,336

See accompanying notes to combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Cash Flows
Years ended December 31, 2005, 2004, and 2003
(Dollars in thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$2,690	$11,013	$(21,008)
Discontinued operations	40	645	6,562

Income (loss) from continuing operations	2,730	11,658	(14,446)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) continuing operations:
Depreciation and amortization	10,510	10,583	14,384
(Gain) loss on asset sales	90	(6)	(229)
Noncash compensation expense attributable to stock awards	3,827	1,035	3,251
Deferred revenue	12,811	(992)	9,622
Deferred income taxes	8,866	9,626	(890)
Changes in working capital items net of amounts acquired:
Receivables	(45,760)	39,370	32,528
Other current assets	(20,822)	(4,410)	42,816
Payables	25,319	(17,042)	(33,524)
Other current liabilities	1,798	2,609	(11,102)
Changes in other noncurrent assets and liabilities	(4,235)	(2,299)	(1,685)

Net cash provided by (used in) continuing operations	(4,866)	50,132	40,725

Cash flows from investing activities:
Decrease in marketable securities	—	—	98
Capital expenditures	(5,047)	(931)	(1,072)
Proceeds from sale of property, plant, and equipment	14	—	—

Net cash used in investing activities	(5,033)	(931)	(974)

Cash flows from financing activities:
Borrowings from affiliate	336,007	566,895	673,438
Repayments of borrowings from affiliate	(355,442)	(562,688)	(725,715)

Net cash provided by (used in) financing activities	(19,435)	4,207	(52,277)

Net cash provided by (used in) discontinued operations:
Net cash provided by (used in) discontinued operations	(40)	(1,971)	348
Net cash provided by (used in) discontinued investing activities	—	—	—
Net cash provided by (used in) discontinued financing activities	—	—	—
Net cash from sale of discontinued operations	—	—	9,550

Net cash provided by (used in) discontinued operations	(40)	(1,971)	9,898
Effect of exchange rates on cash and cash equivalents	(3,457)	2,160	2,540

Net change in cash and cash equivalents	(32,831)	53,597	(88)
Cash and cash equivalents, beginning of year	105,540	51,943	52,031

Cash and cash equivalents, end of year	$72,709	$105,540	$51,943

See accompanying notes to combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
(1)	Summary of Significant Accounting Policies
(a)	Background

Software Spectrum, Inc. (Software Spectrum) is a wholly owned subsidiary of Level 3 Communications, Inc. (Level 3) and is a global reseller and direct marketer of business software, primarily to large and medium-sized businesses.

On March 13, 2002, Level 3 acquired privately held CorpSoft, Inc. (CorpSoft), a global provider, marketer and reseller of business software. The transaction was valued at approximately $94,100,000, adjusted for CorpSoft’s $34,300,000 cash position on the acquisition date. The $128,400,000 net purchase price, including transaction costs, exceeded the fair value of the net tangible and intangible assets by approximately $116,366,000, which was allocated as goodwill, based on a valuation of the assets acquired and an estimate of liabilities assumed. The Company has attributed approximately $26,100,000 of the purchase price to a customer relationship intangible asset with an amortization period equal to ten years.

On June 18, 2002, Level 3 completed the acquisition of Software Spectrum, Inc. The transaction was valued at approximately $95,600,000, adjusted for Software Spectrum’s $40,100,000 cash position on the acquisition date. The $135,700,000 purchase price, including transaction costs, exceeded the fair value of the net tangible and intangible assets by approximately $40,700,000, which was allocated as goodwill, based on a valuation of the assets acquired and an estimate of liabilities assumed. Software Spectrum has attributed approximately $48,600,000 of the purchase price to a customer relationship intangible asset with an amortization period equal to ten years.

Effective December 31, 2002, CorpSoft was merged with and into Software Spectrum, with Software Spectrum being the surviving company.

(b)	Basis of Presentation

The combined financial statements of the Company have been derived from the consolidated financial statements and accounting records of Level 3, representing the software direct marketing business of Software Spectrum using the historical results of operations, and historical basis of assets and liabilities of these businesses. Management believes the assumptions underlying the combined financial statements are reasonable; however, the financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

(c)	Principles of Combination

The combined financial statements include the assets and liabilities of Software Spectrum and its subsidiaries and Software Spectrum Netherlands B.V., a wholly owned subsidiary of Level 3. The Company’s investments in noncontrolled entities in which it has the ability to exercise significant influence over operating and financial policies are accounted for by the equity method. The Company’s investments in other entities are carried at their historical cost. All intercompany transactions and balances have been eliminated.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
(d)	Revenue Recognition

Software Spectrum is a direct marketer of business software. Revenue is recognized as either an agency fee, whereby sales under certain licensing programs permit Software Spectrum to recognize only a service fee paid by the software publisher as revenue, or on a “gross” basis in which case the Company recognizes the full value of the software sold as revenue. Accounting literature provides guidance to enable companies to determine whether revenues from the reselling of goods and services should be recorded on a “gross” or “net” basis. The Company believes that the facts and circumstances, particularly those involving pricing and credit risk support recording the majority of sales transactions on a “gross” basis. The latitude and ability of Software Spectrum to establish the selling price to the customer is a clear indication of “gross” revenue reporting. The assumption of credit risk is another important factor in determining “gross” versus “net” reporting. Software Spectrum has the responsibility to pay suppliers for all products ordered, regardless of when, or if, it collects from its customers. Software Spectrum is also solely responsible for determining the creditworthiness of its customers.

Revenue is recognized from software sales at the time of product shipment, or in accordance with terms of licensing contracts, when the price to the customer is fixed, and collectibility is reasonably assured. Revenue from maintenance contracts is recognized when invoiced, the license period has commenced, when the price to the customer is fixed, and collectibility is reasonably assured, as Software Spectrum has no future obligations associated with future performance under these maintenance contracts. Advance billings are recorded as deferred revenue until the license period has commenced.

Cost of revenue includes direct costs of the licensing activity and costs to purchase and distribute software. The costs directly attributable to advance billings are deferred and included in other current and noncurrent assets in the combined balance sheet. Rebate income received from software publishers is recognized as a reduction of cost of revenue in the period in which the rebate is earned based on a systematic allocation of the total rebate income considered probable of being realized.

Depending on the payment terms with customers, receivables are recorded as trade receivables or as long-term receivables in other assets in the combined balance sheets. Deferred revenue is classified as either current or noncurrent, and the associated cost of revenue is classified in other current assets or other assets in the combined balance sheets.

(e)	Concentration of Risks

Competition

The Company’s industry is highly competitive. Many of Software Spectrum’s competitors in the industry have financial, marketing, and other resources significantly greater than those of the Company. In addition, Software Spectrum’s software direct marketing business could be adversely affected if major software publishers successfully implement or expand programs for the direct sale of software through volume purchase agreements or other arrangements intended to exclude the distribution or resale channel.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
Concentration of Credit Risk

Software Spectrum’s customer base consists of several thousand accounts including corporations, government agencies, educational institutions, nonprofit organizations, and other business entities. For each of the years in the three-year period ended December 31, 2005, no single customer represented more than 10% of revenue. The customer base is represented by a large number of Fortune 500 and Fortune Global 500 companies and the Company does not believe that the loss of any single customer would have a material adverse effect on its revenues or its results of operations.

Suppliers

Microsoft Corporation, a significant supplier of software to Software Spectrum, changed certain licensing programs in 2001 whereby new enterprise-wide licensing arrangements are priced, billed and collected directly by Microsoft. In 2003, several other suppliers, for whom Software Spectrum resells products and services, began adopting this type of program. Software Spectrum will continue to provide sales and support services related to these transactions and will earn a service (agency) fee directly from the software publishers for these activities. The Company continues to sell products under various licensing programs, but beginning in 2003, has experienced an increase in the level of sales under these new programs. If Microsoft and other software publishers are able to successfully implement and sell a significant amount of software under this program, or it is determined that the accounting for reselling of the software should be recorded on a “net” basis, the Company may experience a significant decline in revenue, but will also experience a comparable decline in cost of revenue.

Microsoft is the Company’s primary provider of business software. If Microsoft should successfully implement programs for the direct sales of software through volume purchase agreements or other arrangements intended to exclude the distribution or resale channel, Software Spectrum’s results of operations would be materially and adversely affected.

In 2005, Microsoft notified Software Spectrum of proposed changes to Microsoft’s sales agency program which, once finalized by Microsoft, will take effect for customer contracts entered into after July 1, 2006. All contracts completed prior to July 1, 2006 will be grandfathered under the existing sales agency program. Under the proposed revised program for agency-type sales as currently drafted, the number of performance metrics against which Software Spectrum is measured and the standard of performance on those metrics are expected to increase. Based on a preliminary evaluation of Microsoft’s proposed program changes, Software Spectrum expects that the amount of agency fees it earns from Microsoft will be reduced over the three-year period in which it is implemented. Microsoft has yet to finalize the proposed changes, and thus Software Spectrum is not able to definitively determine the effects of Microsoft’s proposed changes on its results of operations and financial position after July 1, 2006.

(f)	Selling, General and Administrative Expenses

Selling, general and administrative expenses include salaries, wages and related benefits, property taxes, travel, insurance, rent, contract maintenance, advertising, net of marketing funds received, and other administrative expenses. The Company recognizes rent expense on a straight-line basis over the term of the lease based on the total future rental payments during the lease term.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
(g)	Advertising Costs

Software Spectrum typically receives marketing funds from major software publishers and works closely with publisher personnel on various marketing and selling matters such as the introduction of new products, programs and related service opportunities. The Company expenses marketing and advertising costs as they are incurred and offsets marketing and advertising costs when marketing funds are received from software publishers. Advertising expense or income is included as a component of selling, general and administrative expenses in the accompanying combined statements of operations. The Company incurred advertising expenses, net of funds received from software publishers, of $1,280,000, $139,000, and $532,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

(h)	Stock-Based Employee Compensation

Software Spectrum accounts for stock-based employee compensation using the fair value-based method pursuant to Financial Accounting Standards Board (FASB) Statement No. 123 Accounting for Stock-Based Compensation (SFAS No. 123). The Company recognizes expense using the accelerated vesting methodology of FASB Interpretation No. 28 Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28) (See note 8).

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment (SFAS No. 123R). SFAS No. 123R requires that compensation cost relating to share-based payment transactions be recognized in the financial statements based on the fair value of equity or liability instruments issued. The U.S. Securities and Exchange Commission extended the effective date of SFAS No. 123R such that the Company is first required to adopt SFAS No. 123R beginning January 1, 2006. The adoption of SFAS No. 123R on January 1, 2006 is not expected to have a significant effect on the Company’s financial position or results of operations.

(i)	Depreciation and Amortization

Property, plant and equipment are recorded at cost. Additions, major renewals and improvements are capitalized while repairs and maintenance are expensed. Depreciation and amortization for the Company’s property, plant and equipment are computed on straight-line over the shorter of the assets estimated useful life or the term of the lease, if shorter, in the case of leasehold improvements. The range of estimated useful lives are as follows:

Facility and leasehold improvements	7 — 40 years
Operating equipment	3 — 5 years
Furniture, fixtures and office equipment	2 — 7 years
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
(j)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount. The allowance for doubtful accounts is Software Spectrum’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Software Spectrum determines the allowance based on historical write-off experience. The Company reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(k)	Goodwill and Intangible Assets

The Company segregates identifiable intangible assets acquired in an acquisition from goodwill. Goodwill represents the excess of purchase price over net assets acquired. Goodwill is not amortized, but instead is tested for impairment at least annually.

The goodwill impairment test is a two-step process which requires management to make judgments in determining what assumptions to use in the calculation. In the first step, the Company compares the fair value of our reporting unit to its carrying value. The Company determines the fair value of its reporting unit using combinations of both the income and market valuation approaches. If the fair value of the reporting unit exceeds the carrying value of the net assets, goodwill is not impaired and the Company is not required to perform further testing. If the carrying value of the net assets exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill. If the carrying value of the reporting unit’s goodwill exceeds its implied fair value, then the Company must record an impairment loss equal to the difference.

Intangible assets primarily include customer relationships acquired in business combinations. These assets are amortized on a straight-line basis over the expected period of benefit or 10 years, whichever is shorter.

(l)	Long-Lived Assets

Long-lived assets, including identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amounts of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Management will continue to assess the Company’s assets for impairment as events occur or as industry conditions warrant.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
(m)	Income Taxes

Software Spectrum’s income taxes as presented herein are calculated on a separate tax return basis, although certain entities of the Company are included in the consolidated tax return of Level 3, including the U.S. Federal returns and several state returns as well as the Software Spectrum Netherlands B.V return in the Netherlands. Level 3 manages its tax position for the benefit of its entire portfolio of businesses, and its tax strategies are not necessarily reflective of the tax strategies that the Company would have followed as a stand-alone company. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(n)	Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments related to foreign subsidiaries.

(o)	Foreign Currencies

The reporting currency of Software Spectrum is the United States (U.S.) dollar. Generally, local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue, expenses and cash flows are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as a component of accumulated other comprehensive income (loss) in the accompanying combined statements of business equity. Net currency transaction gains (losses) are included in determining net income (loss) in other, net and were $(3,393,000), $706,000, and $1,997,000, respectively, for the years ended December 31, 2005, 2004, and 2003.

(p)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most critical estimates and assumptions are made in determining the allowance for doubtful accounts, revenue reserves, whether impairment charges are necessary, useful lives of fixed assets, and accruals for estimated liabilities that are probable and estimatable. Actual results could differ from those estimates and assumptions.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
(2)	Discontinued Operations

In June 2003, Software Spectrum announced that it was exiting the contact services business in order to concentrate on the software direct marketing business. In conjunction with this decision, on June 18, 2003, Software Spectrum sold substantially all of the contact services business for approximately $9,550,000 in cash. Software Spectrum recorded a loss within discontinued operations of $8,899,000 on the sale.

The following is the summarized results of operations of the contact services business for 2005, 2004, and 2003. Expenses reported in periods subsequent to the sale are primarily the result of the resolution of lease obligations related to the discontinued operations.

	2005	2004	2003
	(In thousands)
Revenue	$—	$—	$37,869
Costs and expenses:
Cost of revenue	—	—	26,686
Selling, general and administrative	64	992	9,403
Depreciation and amortization	—	—	2,268

Total costs and expenses	64	992	38,357

Income (loss) from operations	(64)	(992)	(488)
Loss from sale of discontinued operations	—	—	(8,900)

Pre-tax income (loss) from discontinued operations	(64)	(992)	(9,388)
Income tax benefit (expense)	24	347	2,826

Income (loss) from discontinued operations	$(40)	$(645)	$(6,562)

(3)	Restructuring Charges

The Company recognized for the year ended December 31, 2003, approximately $13,722,000 of restructuring charges related to the ongoing integration and restructuring of Software Spectrum. These actions affected approximately 550 employees and resulted in the closure of certain facilities. Included in the $13,722,000 of restructuring charges were $4,530,000 of accrued lease termination costs for facilities the Company ceased using.

In 2004, the Company recognized $2,233,000 of restructuring charges related to the ongoing integration and restructuring of Software Spectrum announced in 2003. In total, Software Spectrum paid approximately $5,572,000 of costs during 2004, including $3,615,000 for employee-related matters and $1,957,000 in facilities-related costs associated with the 2003 and 2004 integration and restructuring actions.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
A summary of the restructuring charges and related activity follows:

	Severance	Facilities-
	and related	related
	amount	amount
	(In thousands)
Balance, December 31, 2002	$3,400	$—
2003 charges	9,192	4,530
2003 payments	(10,597)	(667)

Balance, December 31, 2003	1,995	3,863
2004 charges	1,620	613
2004 payments	(3,615)	(1,957)

Balance, December 31, 2004	—	2,519
2005 charges	—	269
2005 payments	—	(1,891)

Balance, December 31, 2005	$—	$897

Lease termination obligations of $897,000 are expected to be paid over the terms of the impaired leases, which extend to 2006.

(4)	Disclosures about Fair Value of Financial Instruments

The following methods and assumptions were used to determine classification and fair values of financial instruments:

Cash and cash equivalents generally consist of funds invested in highly liquid instruments purchased with an original maturity of three months or less. The securities are stated at cost, which approximates fair value.

Due to the short-term maturities of cash and cash equivalents, the carrying amount estimates fair value.

(5)	Trade Receivables

Trade receivables at December 31, 2005 and 2004 were as follows:

	2005	2004
	(In thousands)
Trade receivables	$438,556	$413,986
Allowance for doubtful accounts	(6,206)	(6,072)

Net receivables	$432,350	$407,914

(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
The Company recognized bad debt expense in selling, general and administrative expenses of $2,200,000, $3,488,000, and $1,063,000 in 2005, 2004, and 2003, respectively. The Company decreased accounts receivable and allowance for doubtful accounts by $1,578,000, $4,757,000 and $1,080,000 in 2005, 2004, and 2003, respectively, for previously reserved amounts Software Spectrum deemed as uncollectible.

(6)	Net Property, Plant and Equipment

At December 31, 2005 and 2004, property, plant and equipment were as follows:

	December 31, 2005
		Accumulated	Carrrying
	Cost	depreciation	value
	( In thousands)
Facility and leasehold improvements	$3,046	$(1,405)	$1,641
Computer equipment	11,683	(9,721)	1,962
Furniture, fixtures and office equipment	8,470	(6,090)	2,380

	$23,199	$(17,216)	$5,983

	December 31, 2004
		Accumulated	Carrrying
	Cost	depreciation	value
	( In thousands)
Facility and leasehold improvements	$2,581	$(1,748)	$833
Computer equipment	11,377	(9,443)	1,934
Furniture, fixtures and office equipment	7,340	(5,901)	1,439

	$21,298	$(17,092)	$4,206

(7)	Goodwill and Other Intangibles, net

The Company reduced goodwill during 2005 by $7,460,000 due primarily to the resolution of pre-acquisition tax related contingencies.

At December 31, 2005 and 2004, identifiable intangible assets subject to amortization were as follows:

		Accumulated	Carrrying
	Cost	amortization	value
	( In thousands)
Customer relationships:
December 31, 2005	$74,951	$(27,143)	$47,808
December 31, 2004	74,700	(19,639)	55,061
Intangible asset amortization expense was $7,504,000, $7,470,000, and $7,470,000 for the years ended December 31, 2005, 2004, and 2003, respectively.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements

The amortization expense related to intangible assets currently recorded on the Company’s books is estimated to be $7,500,000 for each of the six succeeding years and approximately $2,800,000 in 2012.

(8)	Employee Benefit Plans

The Company participates in several stock-based programs offered by Level 3 which are settled with shares of Level 3 common stock.

The Company adopted the recognition provisions of SFAS No. 123 in 1998. Under SFAS No. 123, the fair value of an option or other stock-based compensation (as computed in accordance with accepted option valuation models) on the date of grant is amortized over the vesting periods of the options in accordance with FIN 28. Although the recognition of the value of the instruments results in compensation in an entity’s financial statements, the expense differs from other compensation in that these charges may not be settled in cash, but rather, are generally settled through issuance of Level 3 common stock.

The adoption of SFAS No. 123 has resulted in material noncash charges to operations since its adoption in 1998, and the adoption of SFAS No. 123R will continue to result in material noncash charges to operations in the future. The amount of the noncash charges will be dependent upon a number of factors, including the number of grants, the fair value of each grant estimated at the time of its award and the number of grants that ultimately vest.

The following table summarizes noncash compensation expense for the three years ended December 31, 2005.

	2005	2004	2003
	(In thousands)
OSO	$1,274	$682	$385
Restricted stock	472	—	—
Shareworks match plan	45	33	423
Shareworks / 401(k) grant plans	1,232	(328)	2,258
401(k) match expense	804	648	185

	$3,827	$1,035	$3,251

(a)	Outperform Stock Option Plan (OSO)

Eligible employees of Software Spectrum participate in the Level 3 outperform stock option (OSO) program that was designed so that the Level 3 stockholders would receive a market return on their investment before OSO holders receive any return on their options. Level 3 believes that the OSO program aligns directly with management’s and stockholders’ interests by basing stock option value on Level 3’s ability to outperform the market in general, as measured by the Standard & Poor’s (S&P) 500 Index. Participants in the OSO program do not realize any value from awards unless Level 3’s common stock price outperforms the S&P 500 Index during the life of the grant. When the stock price gain is greater than the corresponding gain on the S&P 500 Index (or less than the corresponding loss on the S&P Index), the value received for awards under the OSO plan is based on a formula involving a multiplier related to the level by which Level 3’s common stock outperforms the S&P 500 Index. To the extent that Level 3’s common stock outperforms the S&P 500 Index, the value of OSOs to a holder may exceed the value of nonqualified stock options.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements

OSO awards are made quarterly to eligible participants on the date of the grant.

Awards granted prior to August 19, 2002 vest in equal quarterly installments over two years and have a four-year life. OSOs granted prior to August 18, 2002 are exercisable immediately upon vesting and have a four-year life. One half of OSOs granted on and after August 19, 2002 vest at the end of the first year after grant, with the remaining 50% vesting over the second year (12.5% per quarter). Certain OSOs granted to members of the senior management team vest pursuant to the terms of the grant, but are subject to a two-year exercise moratorium from the grant date.

(b)	Restricted Stock and Units

In 2005, approximately 626,000 shares of restricted stock or restricted stock units were awarded to employees. There were no restricted stock grants awarded in 2004 or 2003. The restricted stock units and shares were granted to the recipients at no cost. Restrictions on transfer lapse over one to four-year periods. The fair value of restricted stock units and shares awarded in 2005 of $1,342,000 was calculated using the value of the Level 3 common stock the day prior to the award and is being amortized over the restriction lapse periods of the awards in accordance with FIN 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. As of December 31, 2005, the Company had not reflected $866,000, including $4,000 of forfeitures, of unamortized compensation expense in its financial statements for the restricted stock units and shares previously granted. Such amount, less any forfeitures, will be recognized as expense in future periods.

(c)	Shareworks and 401(k) Plans

The Company participates in Level 3 compensation programs that are designed with particular emphasis on equity-based incentive programs. Level 3 developed two plans under its Shareworks program: the Match Plan and the Grant Plan. In December 2002, in order to provide employees opportunities to diversify their investments in Company-sponsored savings and retirement plans, Level 3 decided to enhance the 401(k) plan by introducing a company match on employee contributions. At the same time, Level 3 determined that effective January 1, 2003, the Shareworks Match Plan would be discontinued and the Shareworks Grant Plan would be rolled into the 401(k) plan.

Software Spectrum historically matched 25% of employee contributions up to 6% of eligible earnings or applicable regulatory limits; such matching contributions were in cash. In April 2004, Software Spectrum increased this match to 50% of employee contributions up to 6% of eligible earnings or applicable regulatory limits and amended its 401(k) plan to provide for the matching contribution to be made in the form of Level 3 common stock as described in the following paragraph. In November 2004, the Software Spectrum 401(k) plan merged into the Level 3 401(k) plan.

The Company’s matching contributions are made with Level 3 common stock based on the closing stock price on each pay date. The employees are able to diversify the match contribution as soon as it is made, even if they are not fully vested. The matching contributions will be fully vested upon completion of three years of service.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements

Software Spectrum made a discretionary contribution to the 401(k) Plan in Level 3 common stock as of December 31, 2005, equal to 3% of eligible employees’ 2005 eligible earnings. The deposit was made into the employees’ 401(k) accounts during the first quarter of 2006. The Company also made a discretionary contribution to the 401(k) Plan in Level 3 common stock as of December 31, 2004 and December 31, 2003 equal to 2% per annum of eligible employees’ earnings. The deposit was made into the employees’ 401(k) accounts during the first quarter of 2005 and 2004, respectively. Due to administrative restrictions, the Company pays the discretionary award in cash in certain foreign operations which is reflected in selling, general, and administrative expenses.
(9)	Income Taxes

An analysis of the income tax benefit (provision) attributable to income (loss) from continuing operations before income taxes for the three years ended December 31, 2005 follows:

	2005	2004	2003
	(In thousands)
Current:
United States, federal	$(2,259)	$—	$—
United States, state and local	(542)	(216)	—
Foreign	(4,798)	(3,860)	(3,098)

	(7,599)	(4,076)	(3,098)
Deferred, net of changes in valuation allowances:
United States, federal	(6,540)	(7,619)	286
United States, state and local	(246)	(484)	41
Foreign	(2,080)	(1,523)	563

	(8,866)	(9,626)	890

Income tax provision	$(16,465)	$(13,702)	$(2,208)

(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
The United States and foreign components of income (loss) from continuing operations before income taxes follows:

	2005	2004	2003
	(In thousands)
United States	$9,592	$20,233	$(9,040)
Foreign	9,603	5,127	(3,198)
	$19,195	$25,360	$(12,238)

A reconciliation of the actual income tax provision and the tax computed by applying the U.S. Federal rate (35%) to the income (loss) from continuing operations, before income taxes for the three years ended December 31, 2005 follows:

	2005	2004	2003
	(In thousands)
Computed tax benefit (provision) at statutory rate	$(6,718)	$(8,876)	$4,283
State income taxes	(512)	(565)	42
Amortization of intangibles	(2,615)	(2,615)	(2,615)
Other permanent items	(124)	2,531	(111)
US taxes on foreign branch operations and foreign disregarded entities	(1,869)	(724)	740
Taxes on unutilized losses of foreign operations	(3,370)	(751)	(1,392)
Impact of foreign taxes	(266)	(611)	(1,034)
Other	(991)	(2,091)	(2,121)

Income tax provision	$(16,465)	$(13,702)	$(2,208)

(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
The components of the net deferred tax assets (liabilities) for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
	(In thousands)
Deferred tax assets:
Assets bases — accumulated depreciation	$4,481	$4,679
Compensation and related benefits	853	365
Provision for estimated expenses or deferred revenue	3,663	5,273
Unutilized tax net operating losses	25,706	30,062
Other	3,630	3,464

Total deferred tax assets	38,333	43,843

Deferred tax liabilities:
Amortization of intangibles	(4,096)	(2,940)
Unrealized gain on foreign currency	(2,613)	(2,612)
Other	(699)	(1,259)

Total deferred tax liabilities	(7,408)	(6,811)

Net deferred tax assets before valuation allowance	30,925	37,032

Valuation allowance components:
Net deferred tax assets	(13,032)	(9,423)

Net deferred tax assets after valuation allowance	$17,893	$27,609

At December 31, 2005, the Company had federal net operating loss carryforwards for tax purposes aggregating $49,342,000 which, if not utilized to reduce taxable income in future periods, expire at various dates through the year 2022 and are subject to certain rules under Internal Revenue Code Section 382 limiting their annual usage to $2,958,000. The Company believes these annual limitations will not ultimately affect the Company’s ability to use its net operating loss carry forwards for income tax purposes for which a net deferred tax asset is recorded.

At December 31, 2005, the Company had state net operating loss carryforwards for tax purposes aggregating $15,419,000, which if not utilized to reduce taxable income in various states in future periods, expire at various dates through the year 2022. Additionally, at December 31, 2005, the Company had foreign net operating loss carryforwards for tax purposes aggregating approximately $6,670,000. The deferred tax asset related to the foreign net operating loss carryforward is fully reserved at December 31, 2005 and 2004.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
A valuation allowance is provided when it is more likely than not that some portion or the entire net deferred tax asset will not be realized. Based on the Company’s historical pretax earnings, management believes it is more likely than not that the Company will realize the benefit of deferred income tax assets, net of existing valuation allowance at December 31, 2005. Management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable earnings; however, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning or other strategies could be implemented, if necessary, to supplement earnings from operations to fully realize tax benefits for which a valuation allowance is not recorded.

Tax Sharing Arrangement with Level 3

Under the Company’s tax-sharing arrangement with Level 3, Level 3 assumes U.S. federal income tax liabilities of the Level 3 affiliated group, including Software Spectrum. Additionally, Level 3 assumes state and non-U.S. income tax liabilities associated with returns that include Level 3 and its subsidiaries, including Software Spectrum. The Company is responsible for any state and foreign income tax liabilities for returns filed that include only the Company and its subsidiaries.

The tax-sharing arrangement with Level 3 includes certain assumptions regarding tax benefits. Under those assumptions, in general, the Company is required to pay Level 3 for any tax benefit received by the Company as a result of Level 3’s assumption of any tax liabilities described above.

(10)	Geographic Data

Adjusted OIBDA, as defined by the Company, consists of income (loss) from operations before (1) depreciation and amortization expense, (2) stock-based compensation expense included within selling, general and administrative expenses on the combined statements of operations, and (3) noncash impairment costs included within restructuring and impairment expenses on the combined statements of operations. The Company excludes stock-based compensation due to its adoption of the expense recognition provisions of SFAS No. 123. Adjusted OIBDA is an important part of the Company’s internal reporting and is an indicator of profitability and operating performance used by the chief operating decision maker or decision making group, especially in evaluating performance. It is also a commonly used indicator in the industry to analyze companies on the basis of operating performance over time. Adjusted OIBDA is not intended to represent net income or cash flow for the periods presented, is not calculated consistently with the commonly used metric “EBITDA,” and is not recognized under generally accepted accounting principles but is used by management to assess segment results and allocate resources.

The information presented in the following tables includes information for the twelve months ended December 31, 2005, 2004, and 2003 for all statements of operations and cash flow information presented, and as of December 31, 2005 and 2004 for all balance sheet information presented. Revenue and the related expenses are attributed to countries based on where services are provided.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
Geographic segment financial information follows.

	2005	2004	2003
	(In thousands)
Revenue:
North America	$1,163,409	$1,169,914	$1,288,986
Europe	648,948	630,951	563,385
Asia	80,417	62,652	71,141

	$1,892,774	$1,863,517	$1,923,512

Gross profit:
North America	$106,402	$95,826	$89,575
Europe	57,455	51,996	45,905
Asia	10,709	8,396	6,921

	$174,566	$156,218	$142,401

Adjusted OIBDA:
North America	$19,782	$19,331	$4,295
Europe	13,422	11,032	1,053
Asia	2,394	1,544	998

	$35,598	$31,907	$6,346

Gross capital expenditures:
North America	$4,193	$347	$629
Europe	729	548	397
Asia	125	36	46

	$5,047	$931	$1,072

Depreciation and amortization:
North America	$9,690	$9,583	$12,474
Europe	628	769	1,646
Asia	192	231	264

	$10,510	$10,583	$14,384

Identifiable Assets

	2005	2004
	(In thousands)
North America	$606,556	$592,469
Europe	205,492	220,876
Asia	23,923	22,442

	$835,971	$835,787

(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
Net Long-lived Assets (excluding goodwill and deferred income taxes)

	2005	2004
	(In thousands)
North America	$67,216	$62,102
Europe	1,308	1,056
Asia	1,183	1,004

	$69,707	$64,162

The following information provides a reconciliation of net income (loss) to adjusted OIBDA, as defined by the Company, for the years ended December 31, 2005, 2004, and 2003:

	2005	2004	2003
	(In thousands)
Net income (loss)	$2,690	$11,013	$(21,008)
Loss from discontinued operations	40	645	6,562
Income tax provision	16,465	13,702	2,208
Total other (income) expense	2,066	(5,071)	949

Operating income	21,261	20,289	(11,289)

Depreciation and amortization expense	10,510	10,583	14,384
Noncash compensation expense	3,827	1,035	3,251

Adjusted OIBDA	$35,598	$31,907	$6,346

(11)	Commitments and Contingencies
(a)	Operating Leases

The Company is leasing facilities and other assets under various operating leases which, in addition to rental payments, may require payments for insurance, maintenance, property taxes and other executory costs related to the lease. Certain leases provides for adjustments in lease cost based upon adjustments in the consumer price index and increases in the landlord’s management costs.

The Company has obligations under noncancelable operating leases for certain facilities, including lease obligations for which facility related restructuring charges have been recorded. The lease agreements have various expiration dates through 2015. Rent expense under noncancelable lease agreements was $4,869,000 in 2005, $4,473,000 in 2004, and $11,626,000 in 2003.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
Future minimum payments for the next five years under noncancelable operating leases consist of the following at December 31, 2005:

Operating
leases
(In thousands)
2006	$4,314
2007	2,931
2008	2,722
2009	2,591
2010	2,359
Thereafter	5,174

Total	$20,091

(b)	Legal Proceedings

The Company and its subsidiaries are parties to legal proceedings. Management believes that any resulting liabilities for these legal proceedings, beyond amounts reserved, will not materially affect the Company’s financial condition or future results of operations.

(c)	Other

In July 2005, the Company was awarded a one-year government contract with additional one-year renewal options that provides for the Company to invoice the customer $40 million and pay Microsoft $60 million in the first year. The $20 million use of working capital will be recovered in years two and three of the agreement. If the customer terminates the agreement before years two or three, respectively, Microsoft will issue the Company a credit of $20 million or $12 million, respectively, to be applied against future government sales.
(12)	Related Party Transactions

The Company sells business software to Level 3. The Company’s sales to Level 3, included in revenue in the combined statements of operations, were $691,000, $2,222,000 and $2,752,000 for the years ended December 31, 2005, 2004 and 2003, respectively. The combined statements of operations include expense allocations for certain corporate functions historically provided by Level 3 on behalf of the Company which are described as follows:

General Corporate Expenses: Represents costs related to corporate functions such as accounting, treasury, tax, legal, executive oversight, human resources, real estate, information technology, risk management and other services. The allocation is based on the estimated cost of the services provided. These allocations are included in selling, general and administrative in the Company’s combined statements of operations. The cost of services provided to the Company increased beginning in 2003 as a result of certain corporate functions of Software Spectrum being consolidated with those of Level 3’s communication business.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
Employee Benefits and Incentives: Represents benefit costs and other employee benefits and incentives. Benefits include 401(k) match and grant profit sharing, OSO awards and healthcare costs. Software Spectrum participates in Level 3’s healthcare plan. Healthcare costs are captured separately for each of Level 3’s businesses. Stock-based compensation is allocated based on attribution to specific employees.

Interest Expense: Historically, Level 3 has provided financing to Software Spectrum to fund its temporary working capital obligations, including expense allocations. Interest on the working capital borrowings and other intercompany activity accrues at an annual interest rate of 10%.

The following table presents the expense allocations reflected in the Company’s combined financial statements:

	2005	2004	2003
	(In thousands)
General corporate expenses, including healthcare costs	$12,015	$12,876	$11,110
Noncash compensation expense	3,827	1,035	3,251
Interest expense	604	3,880	1,680

	$16,446	$17,791	$16,041

Software Spectrum and Level 3 considered these general corporate expenses and employee benefits and incentives allocations to be reasonable based on the utilization of services provided by Level 3. The Company’s interest expense as a stand-alone company may have been higher or lower than the amounts reflected in the combined statements of operations.

Level 3 primarily uses a worldwide centralized approach to cash management and the financing of its operations with all related activity between the Company and Level 3 reflected as intercompany transactions in due to affiliates, net in the Company’s combined balance sheets. The types of intercompany cash transactions between Software Spectrum and Level 3 include (1) cash deposits from the Company’s businesses which are transferred to Level 3’s bank account on a regular basis, (2) cash borrowings from Level 3 used to fund operations, capital expenditures, or acquisitions of Software Spectrum, (3) cash borrowings from Level 3 for the payment of income taxes by Software Spectrum, and (4) payment to Level 3 for allocations of corporate expenses to the Company described above.

Software Spectrum makes additional use of Level 3 guarantees primarily with respect to securing payment obligations with certain software publishers and suppliers. Additionally, Level 3 has provided cash collateral for a letter of credit issued on behalf of the Company in the amount of $2,212,554. This activity has not been reflected in the combined financial statements of the Company. Also, as of December 31, 2005, Level 3 has placed in a restricted account $185,000 of cash to collateralize certain Software Spectrum bank accounts in Europe.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Combined Financial Statements
Other, net

The Company recorded a gain, before tax, on the sale of stock received in settlement of a note receivable from a former officer of a predecessor entity of $1,025,000 and $9,469,000 in 2005 and 2004, respectively. The amounts are included in other, net in the combined statements of operations.

(13)	Subsequent Events

In the first quarter of 2006, Software Spectrum announced a workforce reduction that will affect approximately 95 people in its North American business due to a strategic decision to enter into a business solutions partner arrangement for certain business processes such as credit and collections, accounts payable and other administrative and back-office positions. These positions will be transitioned in phases through the end of 2006 in accordance with Software Spectrum’s implementation plan. The Company will record the expenses attributable to the incentive stay bonus, the severance package and the outplacement fees for employees who are required to provide more than 60 days of additional service to be eligible to receive the stay bonus, placement services and severance, over the incremental service period. As of March 31, 2006, the Company had recorded approximately $900,000 of restructuring charges of which $550,000 is not yet paid. The Company expects to incur an additional $1,500,000 in restructuring charges during the remainder of 2006.